Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

TraqIQ, Inc.

14205 SE 36th St., Suite 100

Bellevue, WA 98006

We hereby consent to the incorporation in the registration statement i.e, Form S-1 for the year ended December 31, 2021 of TraqIQ, Inc. (the “Company”) of our report dated March 22, 2021, with respect to the Consolidated financial statements of the Company for the year ended December 31, 2020 and the related notes to the financial statements.

/s/ AJSH & Co LLP

New Delhi, India

April 18, 2022